UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2013

GENMARK DIAGNOSTICS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34753

Delaware	27-2053069
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

5964 La Place Court, Suite 100

Carlsbad, California

(Address of principal executive offices, including zip code)

760-448-4300

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item. 7.01.	Regulation FD Disclosure.

On June 11, 2013, Natural Molecular Testing Corporation (“NMTC”) and Luminex Corporation (“Luminex”) announced a partnership in connection with the launch by NMTC of its laboratory developed comprehensive Personalized Medicine Panel, comprised of 42 targets and built using Luminex’s technology.

This announcement has negatively affected the stock price of GenMark Diagnostics, Inc. (the “Company”). While the Company has not received notice from NMTC with respect to the Company’s agreement with NMTC and the agreement remains intact, the Company is currently evaluating the impact, if any, of this announcement on its relationship with NMTC and the associated business. The Company expects to file a current report on Form 8-K once this evaluation is complete.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GENMARK DIAGNOSTICS, INC.

Date: June 11, 2013	/s/ Eric Stier
Eric Stier
Senior Vice President and General Counsel